Exhibit 99.1

Graham Corporation ♦ 20 Florence Avenue ♦ Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION ANNOUNCES $50 MILLION INVESTMENT FROM ACCOUNTS ADVISED BY T. ROWE PRICE

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Accounts advised by T. Rowe Price Investment Management, Inc. to invest $50 million in Graham to acquire 599,808 shares (5%) of Graham common stock at $83.36 per share based on 20-day average closing price

•	The Company intends to use proceeds to further strengthen the Company’s balance sheet through debt repayment and help fund future investment in organic and inorganic growth opportunities

BATAVIA, NY, April 15, 2026 – Graham Corporation (NYSE: GHM) (“GHM” or “the Company”), a global leader in the design and manufacture of mission critical fluid, power, heat transfer, vacuum, and advanced mixing technologies for the Defense, Energy & Process, and Space industries, today announced the Company has agreed to sell $50 million of shares (5%) of common stock to certain accounts advised by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), a global investment management organization.

T. Rowe Price accounts will acquire 599,808 shares of Graham common stock at $83.36 per share, based upon the 20-day average closing price of the company’s common stock on the New York Stock Exchange on April 13, 2026. The transaction is expected to close on April 16, 2026, subject to customary closing conditions. Graham intends to use proceeds from the stock sale to further strengthen the Company’s balance sheet and financial flexibility through debt repayment and help fund future investment in organic and inorganic growth opportunities.

Matthew J. Malone, Graham’s President and Chief Executive Officer, said, “We are pleased to welcome T. Rowe Price as a long-term partner and shareholder. This investment underscores the strength of the Graham platform and our positioning across attractive, growing end markets. The proceeds from this stock sale enhance our financial flexibility and support our disciplined capital allocation strategy for us to continue to drive long-term shareholder value.”

The sale of shares will be made pursuant to a stock purchase agreement pursuant to which the shares will be registered for resale on a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) within 30 days. Copies of these documents, as and when available, may be obtained, free of charge, at the SEC’s website at www.sec.gov.

About Graham Corporation

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer, vacuum, and advanced mixing technologies for the Defense, Energy & Process, and Space industries. Graham Corporation and its family of global brands are built upon world-renowned engineering expertise, proprietary technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems. Graham Corporation routinely posts news and other important information on its website, grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

GRAHAM CORPORATION ANNOUNCES $50 Million Investment from Accounts Advised by T. Rowe Price

APRIL 15, 2026

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “continue,” “believes,” “intends,” “will,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, the use of proceeds from the stock sale are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission (the “SEC”), included under the heading entitled “Risk Factors”, and in other reports filed with the SEC.

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Christopher J. Thome	Tom Cook
Vice President - Finance and CFO	Investor Relations
Phone: (585) 343-2216	Phone: (203) 682-8250 tom.cook@icrinc.com

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